UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 25, 2024

Rocky Mountain Chocolate Factory, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36865	47-1535633
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

265 Turner Drive
Durango, Colorado 81303
(Address, including zip code, of principal executive offices)

Registrant's telephone number, including area code: (970) 259-0554

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value per share	RMCF	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Charles B. Arnold as Director

On June 25, 2024 (the “Effective Date”), the board of directors (the “Board”) of Rocky Mountain Chocolate Factory, Inc. (the “Company”) appointed Charles B. Arnold to serve as a director of the Company. Mr. Arnold’s appointment fills a vacancy on the Board created by the resignation of Brett P. Seabert, as previously announced with the Securities and Exchange Commission (“SEC”) on June 12, 2024. Mr. Arnold will serve until the Company’s next annual meeting of stockholders or his earlier death, resignation, or removal. In connection with his appointment, the Board also appointed Mr. Arnold as a member and chair of the Board’s Audit Committee.

Charles B. Arnold, 47, is a seasoned professional with board of director experience in strategic planning and evaluation in a regulated industry. Mr. Arnold is currently the Chief Financial Officer of Abernathy Holdings, LLC, serving in that role since June 2021. Abernathy Holdings, LLC specializes in the development and construction of Class A Self-Storage facilities throughout the Southwestern United States. Prior to Abernathy, Mr. Arnold served as a member of the board of directors of National Security Group, Inc., from May of 2017 to July 2022, where he helped facilitate decision making related to needed actions on debt and strategic decisions on exiting business segments. From June 2011 to December 2021, Mr. Arnold served as Assistant Controller of Church’s Chicken, where Mr. Arnold supervised and assisted in accurate, efficient completion of monthly financial reporting packages. Mr. Arnold received a Bachelor of Business Administration degree in Accounting from Troy State University and an MBA in Accounting from Troy State University and is a member of the American Institute of Certified Public Accountants.

The Board has determined that Mr. Arnold is “independent” under applicable Nasdaq listing rules. There are no related party transactions between the Company and Mr. Arnold (or any of his immediate family members) requiring disclosure under Item 404(a) of Regulation S-K. Mr. Arnold does not have any family relationships with any of the Company’s directors or executive officers.

In accordance with the Company’s current Non-Employee Director Compensation Policy (the “Director Compensation Policy”), the Company will pay Mr. Arnold an annual cash retainer of $32,000 for his service on the Board, which will be pro-rated for his first year of service.

Mr. Arnold will also enter into the Company’s standard form of directors’ indemnification agreement with the Company, pursuant to which the Company agrees to indemnify its directors to the fullest extent permitted by applicable law and, subject to certain conditions, to advance expenses in connection with proceedings as described in such indemnification agreement.

Item 8.01 Other Events.

On June 28, 2024, the Company issued a press release announcing Mr. Arnold’s appointment to the Board. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibit is being furnished herewith:

Exhibit No.	Document
99.1	Press Release of the Company, dated June 28, 2024.
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ROCKY MOUNTAIN CHOCOLATE FACTORY, INC.

Date: June 28, 2024	By:	/s/ Jeffrey R. Geygan
	Name:	Jeffrey R. Geygan
	Title:	Interim Chief Executive Officer